UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 5, 2010

Cytomedix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877
(Address of Principal Executive Office) (Zip Code)

240-499-2680
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

On October 5, 2010, Cytomedix, Inc., a Delaware corporation (“Cytomedix” or “the Company”), entered into a $10 million Purchase Agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), an Illinois limited liability company, together with a Registration Rights Agreement (the “Registration Rights Agreement”), whereby Lincoln Park has agreed to purchase up to $10 million of the Company’s common stock over a 25-month period.  Under the Registration Rights Agreement, the Company agreed to file a registration statement related to the transaction with the U.S. Securities & Exchange Commission (“SEC”) covering the shares that have been or may be issued to Lincoln Park under the Purchase Agreement. After the SEC has declared effective such registration statement, the Company has the right, but not the obligation, over a 25-month period, to sell shares of its common stock to Lincoln Park in amounts of up to 150,000 shares per business day every other business day, depending on certain conditions as set forth in the Purchase Agreement, up to the aggregate amount of $10 million. The purchase price for the shares of common stock to be purchased by Lincoln Park will be the lower of (i) the lowest trading price on the date of sale or (ii) the arithmetic average of the three lowest closing sale prices for the common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of those securities. In no event, however, will the additional shares be sold to Lincoln Capital at a price of less than $0.30 per share.

In consideration for entering into the Purchase Agreement, the Company will issue to Lincoln Park 305,944 shares of common stock as an initial commitment and is required to issue up to 336,538 shares of common stock pro rata additional commitment shares as the Company requires Lincoln Park to purchase the Company’s shares under the Purchase Agreement over the term of the agreement.  The Company can also accelerate the amount of common stock to be purchased under certain circumstances. The Purchase Agreement may be terminated by the Company at any time at the Company’s discretion without any cost to the Company. Under the Purchase Agreement, the Company may not sell to Lincoln Park any shares of its common stock in excess of 19.99% of its shares of common stock outstanding, unless and until such issuances are approved by our shareholders, in the event such approval is required under the rules and regulations of the trading market where the Company’s securities are then listed.  The Company’s ability to sell its shares to Lincoln Park is also subject to its obtaining all necessary consents, amendments or waivers as may be required.  The proceeds received by the Company under the Purchase Agreement are expected to be used for debt servicing, working capital and general corporate purposes.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Registered Direct Offering

On October 7, 2010, Cytomedix entered into securities purchase agreements with investors to raise gross proceeds of approximately $1.5 million, before fees and other offering expenses, in a registered direct offering of 3,727,677 shares of its common stock and warrants to purchase 1,863,839 shares of common stock. The per share purchase price paid by investors was $0.40, the purchase price paid by affiliate investors was $0.53. The warrants expire after five years and are exercisable at $0.60 per share on or after April 7, 2011. This initial closing of the offering is expected to take place on or about October 12, 2010 subject to the satisfaction of customary closing conditions. The Company expects to use the proceeds from this transaction to service the Company’s payment obligations under the Sorin promissory notes and general corporate and working capital purposes. The Company’s total expenses in connection with this offering were approximately $210,000.

The offering was made pursuant to an S-3 shelf registration statement on (SEC File No. 333-147793, the base prospectus originally filed with the SEC on December 3, 2007), as supplemented by a prospectus supplement filed with the Securities and Exchange Commission on October 7, 2010.

The descriptions of terms and conditions of the Securities Purchase Agreement and Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Securities Purchase Agreement, which is attached hereto as Exhibit 10.3 and incorporated herein by reference and the form of the Warrant, which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Lincoln Park Transaction

On October 6, 2010, Cytomedix entered into a certain Purchase Agreement (the “LPA”) with Lincoln Park, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Lincoln Park is committed to purchase up to an aggregate of $1.5 million of the Company’s shares of common stock, including 91,784 commitment shares, over the 25-month term of the LPA. Under this LPA, the Company has the right, in its sole discretion, on every other business day, to present Lincoln Park with a purchase notice, directing Lincoln Park (as principal) to purchase up to 150,000 shares of the Company’s common stock per trading day, up to $1.5 million of the Company’s common stock in the aggregate over the 25-month term of the LPA, at a per share price (the “Purchase Price”) calculated as the lower of (i) the lowest trading price on the date of sale or (ii) the arithmetic average of the three lowest closing sale prices for the common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of those securities. The LPA provides in no event shall the Purchase Price be less than $0.30 per share.  The Company will control the timing and amount of any sales of its common stock to Lincoln Park. Lincoln Park has no right to require any sales by the Company, but is obligated to make purchases from the Company as the Company directs in accordance with the LPA. The Company also can accelerate the amount of common stock to be purchased under certain circumstances. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the LPA. The Company did not pay any expense reimbursement or placement agent fee in connection with the LPA.  The LPA may be terminated by the Company at any time, at its discretion, without any penalty or cost to the Company.  The Company’s ability to sell its shares to Lincoln Park is also subject to its obtaining all necessary consents, amendments or waivers as may be required.  Under the LPA, the Company may not sell to Lincoln Park any shares of its common stock in excess of 19.99% of its shares of common stock outstanding, unless and until such issuances are approved by our shareholders, in the event such approval is required under the rules and regulations of the trading market where the Company’s securities are then listed.

The LPA contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions by, among and for the benefit of the parties. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares of common stock.

The net proceeds the Company may receive will depend on the frequency and prices at which it sells shares of stock to Lincoln Park under the LPA and the maximum proceeds it may receive over the 25-month term of the agreement is $1.5 million.  The Company expects that any proceeds received by the Company from sales of the Company’s common stock to Lincoln Park under the LPA, when such sales are made, will be used to service the Company’s payment obligations under the Sorin promissory notes and general corporate and working capital purposes.

The foregoing sale of shares of common stock to Lincoln Park pursuant to the LPC was under the S-3 shelf registration statement on (SEC File No. 333-147793, the base prospectus originally filed with the SEC on December 3, 2007), as supplemented by a prospectus supplement filed with the Securities and Exchange Commission on October 7, 2010.

The foregoing description of the LPA is not a complete description of all the terms of the LPA. For a complete description of all the terms, we refer you to the full text of the LPA, a copy of which is filed herewith as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02    Unregistered Sales of Equity Securities.

The information relating to the Purchase Agreement contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The sole purchaser in connection with the Purchase Agreement was an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements related to the potential future sale of shares of our common stock and price for such sales under the Purchase Agreement. Forward-looking statements are generally identified by use of the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions. While we believe our plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Our actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to our Amended Annual Report on Form 10-K/A for the year ended December 31, 2009, including the information discussed under the caption “Item 1 Business,” “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and June 30, 2010, as well as the Company’s various other filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Item 8.01 Other Events.

On October 8, 2010, the Company issued a press release announcing the foregoing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1           Form of Warrant.

5.1           Opinion of Cozen O’Connor.

5.2           Opinion of Cozen O’Connor.

10.1         Form of the Purchase Agreement.

10.2         Form of the Registration Rights Agreement.

10.3         Form of the Securities Purchase Agreement.

10.4         Form of the LPA.

23.1         Consent of Cozen O’Connor (included in its opinion filed as Exhibit 5.1 hereto).

23.2         Consent of Cozen O’Connor (included in its opinion filed as Exhibit 5.2 hereto).

99.1         Press Release dated October 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Martin P. Rosendale
Martin P. Rosendale
Chief Execuive Officer

Date:  October 8, 2010